UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 24, 2006

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina	28201-1017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2006, Family Dollar Stores, Inc. (the “Company”) and its wholly owned subsidiary, Family Dollar, Inc. (“FDI”) entered into a $350 million senior unsecured Credit Agreement (the “Credit Agreement”) with a syndicate of lenders. Wachovia Bank, National Association serves as Administrative Agent for the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

The Credit Agreement replaces both the Amended and Restated Credit Agreement between the Company and FDI, as Borrowers, and Bank of America, N.A., dated as of May 31, 2001 (as amended from time-to-time), and the Credit Agreement between the Company and FDI, as Borrowers and Wachovia Bank, National Association (formerly known as First Union National Bank), dated as of August 7, 2001 (as amended from time-to-time) (collectively, the “Prior Credit Agreements”). The Company will use the proceeds from the Credit Agreement for general corporate purposes.

The Credit Agreement expires on August 24, 2011, and provides for an initial commitment of $350 million which may be increased to a maximum commitment of up to $450 million upon the satisfaction of certain conditions so long as no Default or Event of Default has occurred. The parties may mutually agree to extend the Credit Agreement for additional one-year periods, provided that in no event shall the Maturity Date be extended past August 24, 2014.

The Credit Agreement contains sublimits for Swingline Loans, and Competitive Bid Loans and permits the issuance of Syndicated and Fronted Letters of Credit. Under the terms of the Credit Agreement the Company has agreed to pay certain customary fees, including, among other things, Facility Fees, Administrative Agent Fees and Syndicated and Fronted Letter of Credit fees and commissions. Revolving Credit Loans made under the Credit Agreement shall generally bear interest at a rate per annum equal to (A) the Adjusted CD Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin.  Swingline Loans shall bear interest at a rate of interest per annum as mutually agreed upon between the Swingline Lender and the Company. Competitive Bid Loans made under the Credit Agreement shall generally bear interest at a rate per annum equal to (A) the LIBOR Rate plus (or minus) the Competitive Bid Margin quoted by the Lender making such Loan or (B) the Competitive Bid Absolute Rate quoted by the Lender making such Loan.

The Credit Agreement contains minimum Consolidated Leverage and Consolidated Fixed Charge Coverage covenants, along with representations and warranties, covenants, negative covenants and Events of Default substantially similar to those set forth in the Note Purchase Agreement for the issuance of unsecured Senior Notes due 2015 (available as Exhibit 10.24 to the Company’s 10-K report filed with the Securities and Exchange Commission on November 11, 2005), and customary for transactions of this type as well as indemnity provisions customary for transactions of this type. The obligations of the Company and FDI under the Credit Agreement are guaranteed by Family Dollar Services, Inc., Family Dollar Operations, Inc. and Family Dollar Trucking, Inc.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement, and reference is made to the complete text of the Credit Agreement, which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information included under Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

10 –

$350,000,000 Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender and Fronting Bank, and various other Lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	August 28, 2006	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel

Exhibit Index

Exhibit No.	Document Description
10

$350,000,000 Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent, Swingline Lender and Fronting Bank, and various other Lenders named therein